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                                              EXHIBIT 10.75


                 EMPLOYMENT AGREEMENT


          This Agreement is effective as of the 28th day of June, 1995, by and between John Tattersall (hereinafter referred to as "Employee"), and Decora Incorporated (dba
Decora Manufacturing), a Delaware Corporation, (hereinafter referred to as "Employer").


                   R E C I T A L S


          WHEREAS, Employer desires to engage Employee to perform services on its behalf on a full time basis as an employee under the terms and conditions of this Agreement which, except as otherwise stated herein, shall supersede any other understandings and agreements between the parties concerning employment;

     NOW, THEREFORE, it is mutually agreed as follows:

     1. INCORPORATION OF RECITALS: The parties hereby incorporate by this reference the recitals set forth above.

     2.   EMPLOYMENT:  Employer hereby employs Employee and
Employee hereby accepts employment on the terms and conditions of this Agreement.

     3.   SERVICES:

          (a)  Employee shall have the title of Executive
Vice President of Decora Industries, Inc. ("DII"), the parent of Employer and Chief Operating Officer of Employer, which office shall include, without limitation:

          Head of management of production,
          engineering, materials, quality, marketing, sales, research and development for Employer;
          and

Within one year of this date, the Board of Directors will review with you the promotion to the position of President of DII. At that time, consideration will be given to nominating
Employee to the Board of Directors of DII.

          (b) Employee agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform to the reasonable satisfaction of Employer all of the duties that may be assigned to him hereunder and shall devote such time to the performance of these duties as may be reasonably necessary therefor.

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          (c)  During the term of the Agreement,
Employee shall be available on a full-time basis, to perform the duties assigned him, in accordance with the prevailing policies of Employer. Expenditures of reasonable amounts of time for personal, business, charitable and other activities shall not be deemed a breach of this Agreement, provided that such activities do not interfere with the services required to be rendered to Employer hereunder.

     4. EMPLOYER'S AUTHORITY: Employee agrees to observe and comply with Employer's rules and regulations as adopted by Employer's board of directors regarding performance of his duties and to carry out and to perform orders, directions, and policies stated by Employer to him periodically, either orally or in writing.

     5. TERM: The term of this Agreement shall be three (3) years (the "Term"). The term of this Agreement shall, however, in any event, be subject to prior termination as provided hereinbelow in paragraph 10. Employer must give Employee written notice six months prior to the end of the Term if it does not intend to renew the Agreement.

     6.   COMPENSATION:

          (a)  Salary.  Employer agrees to pay to
Employee a base salary of $130,000 for the first six months of the Term. Employee's salary shall be reviewed at that time.
Such salary shall be payable in installments in accordance with the general practice of Employer.

          (b)  Bonus.  There shall be an annual cash
bonus of up to 50% of Employee's annual salary to be paid at the end of each fiscal year in accordance with guidelines established by the Compensation Committee within 90 days of the date hereof. Such bonus will be based on meeting the objectives set forth in the 1996 Operating Plan.

     7.   TAXES:

          (a)  Deductions.  All compensation shall be
subject to the customary withholding tax and other employment taxes as required with respect to compensation paid by a corporation to an employee.

     8.   EMPLOYEE BENEFITS:  In addition to the
compensation set forth above, Employer agrees to grant
Employee the following benefits for the Term:

          (a) An annual vacation with pay of three (3) weeks. In the event that Employee does not take his allotted time for vacation, he will not be compensated in lieu of vacation time. Employee may, however, carry such vacation time for each year over to the successive year if he so chooses; however, not to exceed two (2) years. Vacation time shall be fully paid at the normal rate of compensation;

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          (b)  Sick leave and personal leave with pay in
accord with the prevailing policies of Employer;

          (c)  Health and medical benefit insurance as
granted by Employer to employees performing similar services, except that any waiting period which Employer can waive shall be waived;

          (d)  Any other benefits not specifically set
forth herein as may be granted by Employer, in its sole and absolute discretion, including without limitation, its 401(k) plan, life insurance and pension plan to employees performing similar services; and

          (e)  An automobile allowance of $500 per month.

     9.   BUSINESS EXPENSES:  Employee may incur,
on behalf of and for the convenience of Employer, certain reasonable business expenses including travel and entertainment and other miscellaneous expenses. Expenses of Employee incurred on behalf of Employer will be reimbursed by Employer and it shall be the responsibility of Employee to retain vouchers and other proof of proper expenditures. The decision as to whether an expense incurred by Employee is for the benefit of Employer shall be in the sole discretion of Employer, and all expenses not deemed to be incurred for the benefit of Employer shall be paid by Employee.

     10.  TERMINATION:

          (a)  This Agreement shall terminate at the
option of the Employer:

               i)   Immediately upon the death or
permanent disability of Employee, "permanent disability" being defined as the inability of Employee to perform his duties as required hereunder as a result of physical or mental illness for a continuous period in excess of sixty (60) days.

               ii)  At the election of the Employer,
immediately upon the dismissal of Employee by the Employer for cause. "Cause", as used in this section, shall include, without limitation, any one or more of the following:

                    (1)  The breach by Employee of
any material term or condition of this Agreement after written notice by Employer and failure of Employee to satisfactorily cure the breach within 90 days;

                    (2)  The refusal or failure to
perform duties assigned in accordance with the terms of this Agreement, if such refusal shall continue for a 90 day period after written instructions to perform such duties have been given under the authority of the Board of Directors of the Employer.

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                    (3)  Engaging in one or more
acts constituting a felony;

                    (4)  Engaging in one or more
acts involving fraud or serious moral turpitude;

                    (5)  Misappropriating
Employer's assets or engaging in gross misconduct materially injurious to the Employer or its affiliates or subsidiaries; or

                     (6) Breach of any Trade
Secrets and Confidentiality Agreement with Employer, including without limitation the agreement dated June 28, 1995.

          (b)  The compensation paid upon termination
shall be determined as follows:

               i)   In the event of termination of this
Agreement prior to completion of the Term as set forth in Paragraph 10(a)(i) or 10(a)(ii), Employee shall be entitled to receive only accrued, but unpaid compensation up to the date of termination, including a pro rata share of any bonus to date of termination and any vested options. Any unvested options at the date of termination shall terminate.

               ii)  In the event of any other
termination of the Agreement prior to the completion of the Term, Employee shall be entitled to receive his compensation and benefits as set forth in this Agreement (including a pro-rata share of any bonus to date of termination and any vested options) for the greater of twelve months from the date of termination or the remainder of the Term. Any unvested options at the date of termination shall terminate.

Employer shall have the option of paying such amount in accordance with its regular payroll practices.

     11.  STOCK OPTIONS:  Employer will grant to
Employee as of the date hereof, an option to purchase up to 200,000 shares of common stock of DII pursuant to the form of Stock Option Agreement attached as Exhibit A. The option shall be exercisable at an exercise price equal to the fair market value of a share of common stock of DII as of the date hereof. Such options shall vest as follows: 50,000 shall vest as of the date hereof; 50,000 options shall vest on each of the next three successive 12 month anniversary dates. Each option shall be exercisable for three years following vesting.

     12.  RESTRICTION UPON STOCK GRANTED BY
EMPLOYER: All shares acquired by Employee pursuant to Paragraph 11 above have not been and will not be registered pursuant to the Securities Act of 1933, as amended, and Employee shall, concurrently with the acquisition of any such shares, provide his written certification in form and substance satisfactory to Employee that he intends to acquire such shares for investment and without any intent to resell or distribute any such shares. In addition, upon the issuance of certificates representing any and all such shares, each such certificate shall have endorsed hereon such legend or deemed necessary or

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appropriate by Employee's legal counsel to comply with
applicable federal and state securities laws.

     13. NOTICE: All notices and demands of every kind shall be personally delivered or sent by first class mail to the parties at their last known address or at such other addresses as either party may designate in writing. Any such notice or demand shall be effective immediately upon personal delivery or five days after deposit in the United States mail, as the case may be.

     14. ARBITRATION: Any claim arising out of this Employment Agreement shall be settled by binding arbitration in Albany, New York in accordance with the Commercial
Rules of the American Arbitration Association. The arbitrator shall be an active member of the New York bar. The arbitrator shall prepare an award in writing which shall include factual findings and any legal conclusions on which the decision is based. Judgement upon an award so rendered may be entered in any court having jurisdiction.

     15.  REPRESENTATION:  Employee acknowledges
that he has been advised to retain independent counsel and that he has not been represented by Miller & Holguin.

     16.  MISCELLANEOUS:

          (a)  This Agreement shall be governed and
construed in accordance with the substantive laws of the State of New York.

          (b)  No change in the terms of this
Agreement shall be effective unless made in writing and signed by the Employee and a duly authorized representative of Employer.

          (c) A waiver of any term or condition of this Agreement shall not be construed as a general waiver by Employer and Employer shall be free to reinstate any such term or condition with or without notice to the other party.

          (d)  Employee's rights and obligations under
this Agreement are personal and not assignable.

          (e)  This Agreement contains the entire
Agreement and understanding between the parties and supersedes all other agreements or understandings between the parties concerning employment, whether oral or written.
Neither party has relied on any representations other than those as contained herein.

          (f)  This Agreement shall be binding on and
inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties; subject, however, to the restrictions on assignment contained herein.

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          (g)  The paragraph headings used in this
Agreement are for reference and convenience only, and shall not in any way limit or amplify the terms and provisions hereof, nor enter into the interpretation of this Agreement.

     IN WITNESS WHEREOF, Employer has caused this
Agreement to be signed by their duly authorized officers and Employee has executed this Agreement effective as of the day and year first above written.


EMPLOYER:                           EMPLOYEE:

DECORA MANUFACTURING



By:
   ------------------               -----------------
                                    JOHN TATTERSALL

Its:
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